UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2024

SOUTHWEST AIRLINES CO.

(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 36611
Dallas, Texas	75235-1611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 792-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	LUV	New York Stock Exchange
Common Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 23, 2024 (the “Effective Date”), Southwest Airlines Co. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) by and among Elliott Investment Management L.P., a Delaware limited partnership, Elliott Associates, L.P., a Delaware limited partnership, Elliott International, L.P., a Cayman Islands limited partnership, and The Liverpool Limited Partnership, a Bermuda limited partnership (each, an “Elliott Party,” and collectively, the “Elliott Parties”).

Concurrently with the execution of the Cooperation Agreement, the Elliott Parties irrevocably withdrew their request for a special meeting of the Company’s Shareholders and all related materials and notices submitted to the Company in connection therewith or related thereto. No later than two business days after the Effective Date, the Company shall also terminate that certain Rights Agreement, dated as of July 2, 2024, by and between the Company and Equiniti Trust Company, LLC.

Pursuant to the Cooperation Agreement, the Company has agreed to, among other things, (i) appoint David Cush, Sarah Feinberg, David Grissen, Gregg Saretsky and Patricia Watson (collectively, the “Cooperation Agreement Directors”) to the Company’s Board of Directors (the “Board”), effective 11:59 p.m. Central Time on November 1, 2024 (the “Appointment Date”), each with an initial term expiring at the 2025 Annual Meeting; (ii) announce that two incumbent Directors as of the Effective Date will not stand for re-election to the Board at the Company’s 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”); and (iii) include the Cooperation Agreement Directors, together with the other persons recommended by the Board, in the Company’s slate of nominees for election as a Director at the 2025 Annual Meeting.

The Cooperation Agreement further provides that in the event that any Cooperation Agreement Director is unable or unwilling to serve as a Director, resigns as a Director, is removed as a Director or ceases to be a Director of the Company for any other reason prior to the expiration of the Cooperation Period (as defined below), the Company and Elliott Parties shall cooperate in good faith to select a mutually agreeable replacement Director; provided, that at such time the Elliott Parties beneficially own a “net-long position” of, or have aggregate net-long economic exposure to, at least 3% of the Company’s then-outstanding common stock, par value $1.00.

The Company has also agreed that, as soon as reasonably practicable following the Appointment Date, the Board shall (i) reconstitute each of the committees of the Board such that the Cooperation Agreement Directors constitute at least one-third of the total members of each committee and (ii) appoint Gregg Saretsky, David Cush and three other directors to be selected by the Board to the Finance Committee, with Mr. Saretsky appointed as Chair. The Company also agreed that the Board will amend the charter of the Finance Committee in the form attached to the Cooperation Agreement.

Concurrently with the execution of the Cooperation Agreement, the Company and an affiliate of the Elliott Parties entered into an Information Sharing Agreement to enable the Company to share confidential information regarding certain upcoming Company announcements and other confidential information relating to the Company.

The Cooperation Agreement includes certain voting commitments, customary standstill restrictions and mutual non-disparagement provisions that remain in place until the earlier of (x) the date that is 30 days prior to the notice deadline under the Company’s Fourth Amended and Restated Bylaws for the nomination of non-proxy access Director candidates for election to the Board at the Company’s 2026 Annual Meeting of Shareholders and (y) February 14, 2026 (such period, the “Cooperation Period”).

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

The Cooperation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Cooperation Agreement herein does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b)

On October 23, 2024, (i) Gary C. Kelly, Executive Chairman of the Board, notified the Company and the Board that he will retire from the Board and his office of Executive Chairman of the Board, effective 11:59 p.m. Central Time on November 1, 2024 and (ii) David W. Biegler, J. Veronica Biggins, Roy Blunt, William H. Cunningham, Thomas W. Gilligan, and Jill A. Soltau each submitted his or her resignation from the Board, effective 11:59 p.m. Central Time on November 1, 2024. None of the departures from the Board described herein are due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.02(d)

On October 23, 2024, the Board appointed Pierre Breber as a member of the Board, effective 11:59 p.m. Central Time on November 1, 2024, with an initial term expiring at the 2025 Annual Meeting.

Pursuant to the Cooperation Agreement, on October 23, 2024, the Board appointed the Cooperation Agreement Directors as members of the Board, effective 11:59 p.m. Central Time on November 1, 2024, each with an initial term expiring at the 2025 Annual Meeting. The Board has determined that each of Mr. Breber and the Cooperation Agreement Directors (collectively, the “New Directors”) is independent under the standards of the New York Stock Exchange.

Non-employee members of the Company’s Board, including the New Directors, currently receive the following compensation:

(i) an annual retainer fee for membership on the Board of $90,000 (which will be pro-rated for the New Directors for the July 2024-June 2025 service period);

(ii) $1,500 for each meeting of the Board or Committee attended in excess of regularly scheduled Board and Committee meetings;

(iii) while serving on the Board, free travel on Southwest Airlines for the Director, the Director’s spouse, and the Director’s children, as well as 50 one-way flight passes annually that may be used for free travel on Southwest Airlines on an unrestricted basis, and an additional 50 one-way flight passes annually for use by qualified charitable and 501(c)(3) organizations;

(iv) subsequent to Board service, (a) 50 one-way flight passes annually that may be used for free travel on Southwest Airlines on an unrestricted basis for a five year term if the Director has served less than five terms; (b) 50 one-way flight passes annually that may be used for free travel on Southwest Airlines on an unrestricted basis for a ten year term if the Director has served five or more terms but less than ten terms; and (c) if the Director has served at least ten terms, a lifetime privilege of 50 one-way flight passes annually that may be used for free travel on Southwest Airlines on an unrestricted basis (credit for the length of service for the full term will be granted in the case of a Director’s appointment or retirement occurring between the Company’s annual meetings of Shareholders);

(v) subsequent to Board service, (a) if the Director has served at least ten terms, lifetime free travel on Southwest Airlines for the Director and the Director’s spouse; (b) if the Director has served five or more terms but less than ten terms, free travel on Southwest Airlines for the Director and the Director’s spouse for a ten year term; (c) if the Director has served less than five terms, free travel on Southwest Airlines for the Director and the Director’s Spouse for a five year term (clauses (b) and (c) described herein as “partial benefits”); and (d) if the Director is deceased, free travel on Southwest Airlines for the Director’s spouse for the lifetime of the spouse, if the Director has served as least ten terms, or for the number of years remaining (if any) in the Director’s partial benefits, if the Director has served less than ten terms (credit for the length of service for the full term will be granted in the case of a Director’s appointment or retirement occurring between the Company’s annual meetings of Shareholders);

(vi) eligibility to receive equity grants pursuant to the Southwest Airlines Co. Amended and Restated 2007 Equity Incentive Plan (for 2024, prior to the New Directors’ appointment to the Board, Board members received common stock awards with a grant date value of approximately $170,000); and

(vii) eligibility for a retirement payment under the Southwest Airlines Co. Severance Plan for Directors (which provides for a cash payment of $35,000 for non-employee Directors who have served at least five years as of the date of retirement and $75,000 for non-employee Directors who have served at least ten years as of the date of retirement).

There are no arrangements or understandings between any of the New Directors and any other person pursuant to which each was selected as a Director, other than with respect to the matters referenced under Item 1.01 of this Current Report on Form 8-K.

As soon as reasonably practicable following the appointment of the New Directors, the Board shall appoint Mr. Saretsky as Chair of the Finance Committee and Mr. Cush as a member of the Finance Committee. Additional members of the Finance Committee will be appointed by the Board.

Other than with respect to Ms. Watson, there have been no transactions since the beginning of the Company’s last fiscal year, nor are there any currently proposed transactions, regarding the New Directors that are required to be disclosed by Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Ms. Watson’s husband, Paul Watson, is employed as a pilot by the Company, and during 2023, Mr. Watson’s compensation was $229,914.18.

In connection with the appointments of the New Directors, the Board decreased the current size of the Board from 16 to 15, and in connection with the Cooperation Agreement, the Board agreed to limit the size of the Board to (i) no more than 15 members from the date of the appointments of the New Directors until the 2025 Annual Meeting and (ii) no more than 13 members from the conclusion of the 2025 Annual Meeting until the expiration of the Cooperation Period.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 7.01	Regulation FD Disclosure.

On October 24, 2024, the Company issued a press release announcing its entry into the Cooperation Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

10.1	Cooperation Agreement, by and among the Company and Elliott Investment Management L.P., Elliott Associates, L.P., Elliott International, L.P. and The Liverpool Limited Partnership, dated as of October 23, 2024

99.1	Press Release of Southwest Airlines Co., dated as of October 24, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

Date: October 24, 2024	By:	/s/ Jeff Novota
Jeff Novota
Vice President General Counsel &
Corporate Secretary

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